UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10/A
(Amendment No. 2)

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

MINN SHARES INC.

(Exact name of registrant as specified in its charter)

Delaware	37-1615850
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1624 Harmon Place, Suite 210, Minneapolis, MN	55403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 486-5587

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTES

We are voluntarily filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This registration statement has become effective automatically by lapse of time 60 days from the date of filing pursuant to Section 12(g)(1) of the Securities Exchange Act of 1934, and we are now subject to the requirements of Regulation 13A under the Exchange Act, which requires us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we are required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

In this registration statement, unless the context indicates otherwise, the terms “Minn Shares Delaware,” the “Company,” the “Registrant,” “we,” “us” and “our” refer to Minn Shares Inc., a Delaware corporation. Our principal place of business is located at 1624 Harmon Place, Suite 210, Minneapolis, Minnesota 55403.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire registration statement carefully; especially the risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this registration statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this registration statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Item 1.	Business.

HISTORY

 Minn Shares Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), was incorporated in the State of Delaware on October 22, 2010 to effect the reincorporation (the “Reincorporation”) of Minn Shares Inc., a Minnesota corporation (“Minn Shares Minnesota”) in the State of Delaware. On December 1, 2010 we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Minn Shares Minnesota, pursuant to which Minn Shares Minnesota was merged with and into the Company.  Pursuant to the Merger Agreement, at the time of the merger, Minn Shares Minnesota ceased to exist and the Company continued as the surviving corporation.  As a result, the Company succeeded to all of the assets, property, rights, privileges, franchises, immunities and powers of Minn Shares Minnesota and assumed all of the duties, liabilities, obligations and restrictions of every kind and description of Minn Shares Minnesota.  Minn Shares Minnesota then ceased to exist.  As a result of the Reincorporation, the legal domicile of the Company is the State of Delaware. It has no subsidiaries and the Company selected December 31 as its fiscal year end.

Minn Shares Minnesota was incorporated in the State of Minnesota on January 15, 1987 under the name H. H. & P. Yogurt, Inc., and on September 8, 1994, changed its name to Minn Shares Inc. Minn Shares Minnesota operated two yogurt shops: one in Minneapolis, Minnesota, and one in St. Paul, Minnesota. Both stores were ultimately closed by October 1990, at which time Minn Shares Minnesota ceased to engage in the yogurt business, and focused its business on locating a suitable merger or acquisition candidate or investigating the possibility of becoming a closed-end, non-diversified management company.

In August 1993, Minn Shares Minnesota filed a registration application with the Securities and Exchange Commission (the “SEC”) to become a closed-end, non-diversified management company under the Investment Company Act of 1940 (the “Investment Company Act”), and began activity shortly thereafter. On August 3, 2001, Minn Shares Minnesota filed an Application for Deregistration of Certain Registered Investment Companies on Form N-8F (the “Form N-8F”), which was subsequently amended on September 14, 2001, at which time Minn Shares Minnesota requested deregistration. On September 27, 2001, Minn Shares Minnesota’s registration under the Investment Company Act ceased to be in effect.

Subsequent to the filing of the Form N-8F, as amended, and deregistration under the Investment Company Act, Minn Shares Minnesota appointed a liquidating agent to handle the winding-up of its business activities, affairs and obligations, distributing any remaining assets to its shareholders with the intent to ultimately dissolve Minn Shares Minnesota. All of the remaining net assets were distributed to its shareholders by the liquidating agent during the period between 2001 through 2009.

In 2009, upon the approval of Minn Shares Minnesota’s shareholders, Minn Shares Minnesota approved a plan to cancel its dissolution and accepted an offer from Paramount Trading, Ltd., a Nevada limited liability company (“Paramount”), to purchase a controlling interest in Minn Shares Minnesota. Subsequently, Minn Shares Minnesota was merged with and into the Company and was reincorporated in the State of Delaware.

 On December 1, 2010, as described above, the Company entered into an Agreement and Plan of Merger, dated December 1, 2010, pursuant to which the Company issued an aggregate of 1,191,346 shares of Common Stock in exchange for the cancellation of 11,913,455 shares of Minn Shares Minnesota common stock issued and outstanding before the Reincorporation.

Since December 2001, Minn Shares Minnesota has not engaged in any business activities other than for the purpose of collecting and distributing its assets, paying, satisfying and discharging any existing debts and obligations and doing other acts required to liquidate and wind up its business and affairs. The current business purpose of the Company is to seek the acquisition of or merger with an existing company.  We will not restrict any potential candidate targets to any specific business, industry or geographical location and thus may acquire any type of business.

BUSINESS OF ISSUER

The Company, pursuant to SEC Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations.  Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate-short term earnings.  As of September 30, 2010, we have total current assets equal to $1,374 and its auditors have issued an opinion raising substantial doubt about its ability to continue as a going concern. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company currently serves as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation.   The Company will not restrict its potential candidate target companies to any industry, specific business or geographical location and, thus, may acquire any type of business. The Company intends to establish a market for freely trading shares following the conclusion of a successful business combination and commencing business as an operating company.

 The analysis of new business opportunities will be undertaken by or under the supervision of the Company’s officers and directors. As of this date, the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. While the Company has limited funds, it has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities in that it may seek a business combination target in any business, industry or location. In its efforts to analyze potential acquisition targets, the Company will consider the following kinds of factors:

•	Potential for growth, indicated by new technology, anticipated market expansion or new products;

•	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

•	Strength and diversity of management, either in place or scheduled for recruitment;

•
Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

•	The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

•	The extent to which the business opportunity can be advanced;

•	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

•	The impact, whether financial or otherwise, on the Company with respect to compliance with any federal and state regulations as required in order to complete a business combination.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Company’s limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired. In addition, we will be competing against other entities that possess greater financial, technical and managerial capabilities for identifying and completing business combinations. In evaluating a prospective business combination, we will conduct a due diligence review of potential targets based on information which may be available to us regarding private companies, although such review may be limited given our limited personnel and financial resources and the inexperience of our management with respect to such activities. We expect that our due diligence will encompass, among other things, meetings with the target business’s incumbent management and inspection of its facilities, as necessary, as well as a review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties, including but not limited to attorneys, accountants, consultants or other such professionals that we may engage.   While the Company does not have any agreements in effect with any third parties, one of the third parties, which the Company expects will assist the Company in identifying and conducting a due diligence review of potential business combination targets is Paramount. The costs associated with hiring third parties as required to complete a business combination are difficult to determine for the various reasons described below and may be significant.  Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target business before we consummate a business combination. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable. We will be particularly dependent on making decisions upon information provided by the promoters, owners, sponsors or others associated with the target business seeking our participation.

We do not currently intend to retain any entity to act as a “finder” to identify and analyze the merits of potential target businesses.  However, if we do, at present, we contemplate that at least one of the third parties who may introduce business combinations to us may be Paramount. Joseph Whitney, our former officer and director and a current shareholder is the sole officer and director of Paramount.  Richard Gilbert, our current President, Secretary and Chairman of the Board, serves as a consultant to Paramount.  Greyton Becker, our Chief Financial Officer, Treasurer and a director also serves as a consultant to Paramount.   There are currently no agreements or preliminary agreements or understandings between the Company and Paramount.  The Company currently has no plans to pay finder’s fees, however, in the event the Company does pay finder’s fees, whether in the form of cash or securities, such fees will be fully disclosed and paid in accordance with applicable rules and regulations.

The time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty. The amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company are all factors that determine the costs associated with completing a business combination transaction.  Prior to identifying a target company, the time and costs required to complete a business combination is difficult to determine.  Any costs incurred with respect to the evaluation of a prospective business combination that is not ultimately completed will result in a loss to us.

Through information obtained from industry professionals and publications, such as the Reverse Merger Report, the Company is aware that there are hundreds of shell companies seeking a business combination target.  As a result, the Company is in a highly competitive market for a small number of business opportunities, which could reduce the likelihood of consummating a successful business combination. We are, and will continue to be, an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all of these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

FORM OF ACQUISITION

The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company and the promoters of the opportunity, and the relative negotiating strength of the Company and such promoters.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of its common stock, par value $0.0001 per share (the “Common Stock”) or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to such reorganization. The Company does not intend to supply disclosure to shareholders concerning a target company prior to the consummation of a business combination transaction, unless required by applicable law or regulation. In the event a proposed business combination involves a change in majority of directors of the Company, the Company will file and provide to shareholders a Schedule 14F-1, which shall include, information concerning the target company, as required. The Company will file a Current Report on Form 8-K, as required, within four business days of a business combination that results in the Company ceasing to be a shell company. This Form 8-K will include complete disclosure of the target company, including audited financial statements.

The present stockholders of the Company will likely not have control of a majority of the voting securities of the Company following a reorganization transaction. As part of such a transaction, all or a majority of the Company’s directors may resign and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and may also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

The Company intends to search for a target for a business combination by contacting various sources including, but not limited to, our affiliates, lenders, investment banking firms, private equity funds, consultants and attorneys. The approximate number of persons or entities that will be contacted is unknown and dependent on whether any opportunities are presented by the sources that we contact. It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.  The costs that will be incurred are not ascertainable at this time as the costs are expected to be tied to the amount of time it takes to identify and complete a business combination transaction as well as the specific factors related to the business combination target that is chosen, including such factors as the location, size and complexity of the business of the target company.  The Company has not established a timeline with respect to the identification of a business combination target.   Due to our management’s affiliation with Paramount, we expect that Paramount will assist the Company in identifying a business combination target for us.  There are currently no agreements or understandings between the Company and Paramount.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. The costs that will be incurred are not ascertainable at this time as the costs are expected to be tied to the amount of time it takes to identify and complete a business combination transaction as well as the specific factors related to the business combination target that is chosen, including such factors as the location, size and complexity of the business of the target company.  The specific costs may be estimated once the Company identifies a business combination target.   If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred. The Company has not established a timeline with respect to the identification of a business combination target.  We expect that the Company’s management, through its affiliation with Paramount, will use its contacts and business relationships to identify a business combination target for the Company.

In the event of an acquisition, the Company does not anticipate that it or any member of its management will have a majority ownership in any potential target company and it is intended that any transaction will be structured so that the Investment Company Act of 1940 is not applicable.  The Company has not set any minimum transactional value of any target company.  The Company does not believe that its reporting obligations under the Securities Exchange Act of 1934, including the requirement for certified financial statements will have an effect on the pool of potential merger or acquisition candidates.  The Company will seek out potential merger candidates that believe that public reporting status is beneficial, and therefore the candidate will understand the requirement to comply with the Exchange Act, including the requirement for certified financial statements.  At the present, it is not expected that the payment of compensation to any director, officer or promoter will be a condition to which a target company must agree in order to complete a business combination transaction with such entity.  The Company currently does not have a corporate policy in place with respect to related party transactions and at the present there is no intent to merge or acquire another company in which promoters, management or their affiliates or associates, directly or indirectly, have an ownership interest.

We presently have no employees apart from our management. Our officers and directors are engaged in outside business activities and are engaged as consultants on a full-time basis by certain third parties including Paramount. Our officers and directors will be dividing their time amongst these entities and anticipate that they will devote very limited time to our business until the acquisition of a successful business opportunity has been identified. The specific amount of time that management will devote to the Company may vary from week to week or even day to day, and, therefore, the specific amount of time that management will devote to the Company on a weekly basis cannot be ascertained with any level of certainty. In all cases, management intends to spend as much time as is necessary to exercise its fiduciary duties as officers or directors of the Company.

We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Item 1A.	Risk Factors.

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide this information.

Item 2.	Financial Information.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion and analysis of our results of operations, financial condition and liquidity and capital resources should be read in conjunction with our audited financial statements and related notes for the fiscal years ended December 31, 2009 and 2008. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

The Company was reorganized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next twelve months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company does not currently engage in any business activities that provide cash flow. We expect that the costs of investigating and analyzing business combinations for the next twelve months and beyond such time will be paid with amounts that may be loaned to, advanced to, or invested in us by our stockholders, management or other investors.  We currently do not have any agreements, arrangements or understanding with any stockholders, management or others and there are no assurances that we will be able to receive the funds required to locate and consummate a business combination transaction.

During the next twelve months we anticipate incurring costs related to:

•	filing Exchange Act reports, and

•	investigating, analyzing and consummating an acquisition.

We anticipate incurring expenses of at least $25,000 for the next 12 months in legal, accounting and other professional service fees related to the filing of Exchange Act reports and investigating and analyzing a business combination. The costs that will be incurred with respect to the consummation of a business combination are not ascertainable at this time as the costs are expected to be tied to the amount of time it takes to identify and complete a business combination transaction as well as the specific factors related to the business combination target that is chosen, including such factors as the location, size and complexity of the business of the target company. These conditions raise substantial doubt about our ability to continue as a going concern. As of the date of the filing of this registration statement the Company is a shell company and has not earned any revenues from operations since 2001 and we have minimal funds in our treasury. Currently, however, our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our ability to continue as a going concern is also dependent on our ability to locate a suitable target company and ultimately, enter into a possible reverse merger with such company. Management’s plan includes obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances; however, there is no assurance of additional funding being available.

The Company is currently devoting its efforts to locating merger candidates. The Company may consider a business that has recently commenced operations, is in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company that does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Management does not have a timeline or a specific plan of action with respect to how or who it will contact.  Management expects to locate a business combination target through management’s outside business and networking activities.  Our officers and directors have not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a business combination will be complex and extremely risky. Because of general economic conditions and shortages of available capital, our management believes that there are numerous firms seeking the benefits of a business combination with an SEC reporting company and/or a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Item 3.	Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its principal shareholders at no charge. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, certain information, as of December 10, 2010, regarding beneficial ownership of our Common Stock by (i) each stockholder known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our Common Stock, (ii) each of our directors, (iii) each of the named executive officers and (iv) all of our current executive officers and directors as a group.  At the close of business on December 10, 2010, (i) there were 1,191,346 shares of our Common Stock issued and outstanding and (ii) no shares of our Preferred Stock issued and outstanding.   Unless otherwise indicated, the address with respect to each of the individuals listed below is 1624 Harmon Place, Suite 210, Minneapolis, Minneapolis 55403.

Name of Beneficial Owner	Amount and Nature of Beneficially Owned (1)		Percent of Class (2)

Joseph H. Whitney (3) Former Chief Executive Officer, President, Treasurer and Director	118,000	(4)	9.90%

Richard E. Gilbert Chairman of Board, President and Secretary	290,500		24.38%

Aaron W. Soderberg Director	15,000		1.26%

Greyton Becker Chief Financial Officer, Treasurer, Director	25,000		2.10%

All current executive officers and directors as a group (3 persons)	330,500		27.74%

(1)
This table is based upon information supplied by our management. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of stock subject to options and warrants currently exercisable or exercisable within 60 days of the date of this table. As of the date of this table, there are no outstanding options or warrants.

(2)	Percentages based on 1,191,346 shares of our Common Stock outstanding on December 10, 2010, issued in connection with the Reincorporation.

(3)	Joseph H. Whitney served as the Company’s President, Treasurer and a director from June 9, 2009 through July 1, 2010.

(4)	Excludes an aggregate of 172,500 shares of Common Stock owned of record by Mr. Whitney’s children and of which Mr. Whitney disclaims beneficial ownership.

Changes in Control

The Company’s business plan includes seeking a target company in order to complete a business combination.  In connection with such business combination we anticipate that a change of control will occur if and when we engage in a business combination. While management cannot predict the specific nature of the form of the business combination, in the event a proposed business combination involves a change in majority of directors of the Company, the Company will file and provide to shareholders a Schedule 14F-1, which shall include information concerning the target company, as required.  Additionally, the Company will file a Form 8-K with Form 10 information within four business days of the consummation of a transaction in which the Company ceases to be a shell company.  Except as otherwise described herein, to the knowledge of the management of the Company there are currently no arrangements, plans or agreements with respect to a pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.	Directors and Executive Officers.

Identification of Directors and Executive Officers

The Board of Directors and executive officers of the Company is as follows:

Name	Age	Position(s)	Of the Company Since	Of Minn Shares Minnesota Since

Richard E. Gilbert	69	Chairman of the Board, President Secretary and Director	Inception Inception	July 5, 2010 June 9, 2009

Aaron W. Soderberg	49	Director	Inception	June 9, 2009

Greyton Becker	58	Chief Financial Officer, Treasurer and Director	Inception Inception	August 30, 2010

Richard E. Gilbert, President, Secretary and director of the Company since inception. Mr. Gilbert was elected as Secretary and a director of Minn Shares Minnesota June 9, 2009 and as President and Chairman of the Board of Minn Shares Minnesota on July 5, 2010. Mr. Gilbert also served as Chief Financial Officer of Minn Shares Minnesota from June 9, 2009 to August 30, 2010. Mr. Gilbert has served as a consultant aimed at assisting companies, primarily in the mining industry, in evaluating financing alternatives to accomplish their growth objectives. Since June of 2009 Mr. Gilbert has acted as a consultant for Paramount Trading Ltd. (“Paramount”).  Prior to that, Mr. Gilbert served s a consultant to Paramount’s founder since August of 2007 focused on researching the reverse merger industry and conducting due diligence on shell or blank check companies.  Prior to Mr. Gilbert’s engagement with Paramount and its founder, Mr. Gilbert was retired.  From 1997 until 1998, Mr. Gilbert was Vice President of Fleming & Company in New York, where he focused on investment banking activities exclusively in the global mining industry. From 1991 until 1996, Mr. Gilbert was Vice President of Everen Securities, Inc, an investment bank, where he focused exclusively on the North American mining industry. From 1972 until 1990, Mr. Gilbert was President and a director of Resource Management Company, Resource Bank and Trust, Resource Companies, Inc., and Resource Ventures, Inc., entities which he founded. From 1969 until 1971, Mr. Gilbert was a retail and institutional sales person with Dain Kalman & Quail and Blyth & Company. Mr. Gilbert received his Bachelor of Arts in business education from the University of Minnesota in 1968, and has also served in the United States Marine Corps.  Mr. Gilbert’s consulting and executive experience in evaluating financing alternatives will be an asset to the Company as it seeks to identify a business combination target.

Aaron W. Soderberg , a director of the Company since inception and a director of Minn Shares Minnesota since June 9, 2009. From 2007 until present, Mr. Soderberg has been the President of Gold Aaro Capital, LLC and the Chief Investment Officer of Gold Aaro Capital Partner’s Fund, responsible for day-to-day management and all investment portfolio management decisions. From 2001 until 2006, Mr. Soderberg was managing partner of Portable Storage of Minnesota, Inc., an entity that he co-founded, which was ultimately sold in 2006. From 1989 until 2001, Mr. Soderberg was employed by Equity Securities Trading Company, Inc. Over the course of his 13 year tenure with that company, Mr. Soderberg’s main responsibilities included managing client equity accounts and providing investment banking services. Mr. Soderberg attended the University of Minnesota, where he studied international relations and international commerce, with a concentration in East Asia and China.  Mr. Soderberg’s prior investment banking experience will be an asset to the Company in identifying a business combination target.

Greyton Becker , Chief Financial Officer, Treasurer and a director of the Company since inception and Chief Financial Officer, Secretary and director of Minn Shares Minnesota since August 30, 2010.  From 2003 until present, Mr. Becker has been the president of GI Becker & Associates LLC, where he has acted as an executive consultant for startup banks, community banks, regional banks (public and private) and non-banking organizations, where such experience includes strategic planning, investor relations, M&A business development, operations, risk management, information technology, risk management, regulatory compliance, corporate governance and corporate administration.  From 2003 to 2005, Mr. Becker was also the president, chief financial officer and organizer of Pinehurst Bank/Pinehurst Bancorp, Inc.  In this capacity Mr. Becker, managed the de novo bank application process, staffing, business development as well as all implementation activities.  As chief executive officer and chief financial officer duties included managing the credit process, marketing, business development, finance, operations, regulatory relations and corporate governance.  Mr. Becker received his Bachelors of Business Administration from the University of Wisconsin-Eau Claire and a Masters in Business Administration from the University of St. Thomas.  Mr. Becker’s prior regulatory compliance and business development experience will be beneficial to the Company in seeking out a business combination target.

Significant Employees

None.

Family Relationships

 None.

Involvement in Certain Legal Proceedings

On September 28, 2001, pursuant to an Order Instituting Public Administrative and Cease-and-Desist Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934 and Section 9(b) and 9(f) of the Investment Company Act of 1940, Making Findings and Imposing Remedial Actions (the “Order”), the SEC instituted public administrative and cease-and-desist proceedings against Larry Grady, a former director and executive officer of Minn Shares Minnesota, finding that Mr. Grady violated the anti-fraud provisions of the Investment Company Act and the Exchange Act while operating as a management company under the Investment Company Act. Mr. Grady resigned as an executive officer and director of Minn Shares Minnesota on June 9, 2009.

Upon an offer of settlement from Mr. Grady, and a subsequent acceptance by the SEC, Mr. Grady was ordered to pay a civil penalty in the total amount of $10,309.09. In addition, Mr. Grady was ordered to cease and desist from committing or causing any violation of the anti-fraud provisions or any other provisions of the Investment Company Act and the Securities Exchange Act of 1934, and was prohibited from serving or acting as an employee, officer, director, member of an advisory board, investment adviser or depositor of, or principal underwriter for, a registered investment company or affiliated person of such investment adviser, depositor, or principal underwriter, with the right to reapply to the SEC to serve or act in any such capacity after three years from the date of the Order.

To the best of current managements’ knowledge, Mr. Grady has paid the civil penalty in full in accordance with the Order.

Except as otherwise described herein, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Registrant associated with the Company within the past five years.

Prior Blank Check or Shell Company Experience

Our former Chief Executive Officer, President, Treasurer and Director, Joseph Whitney served as a director of Certified Technologies Corp. (“CTC”), a former “blank check company” that was initially formed in Minnesota in January of 1984 to market a fire retardant chemical formulation to the commercial aviation and business furniture industries. CTC consummated a business combination transaction with Zhaoheng Hydropower Company on May 13, 2008 and currently trades on the Pink Sheets under the symbol ZHYLF.  Mr. Whitney resigned as the sole director and officer of CTC effective August 17, 2007, prior to the business combination transaction and therefore did not receive any benefits in connection with the CTC transaction.  Paramount Trading Ltd. (“Paramount”) and the Company’s management, through their roles as consultants of Paramount, are currently in discussions with certain other blank check companies, however, there are no definitive agreements in place.

Item 6.	Executive Compensation.

The following table sets forth all compensation awarded to, earned by or paid by the Company to each of our named executive officers and directors for the fiscal years ended December 31, 2009 and 2008:

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation	Total
(a)	(b)	(c)	(d)	(f)	(i)	(j)
Joseph H. Whitney(1)		$	$	$	$	$-
Former Chief Executive Officer,	2010	-	-	-	-	-
President, Treasurer and Director	2009	-	-	-	-	-
	2008	-	-	-	-	-

Richard E. Gilbert(2)	2010	-	-	-	-	-
President, Secretary	2009	-	-	-	-	-
and Director	2008	-	-	-	-	-

Lawrence P. Grady(3)	2010	-	-	-	-	-
Former President, Secretary and Director	2009	-	-	-	-	-
	2008	-	-	-	-	-

Aaron W. Soderberg(4)	2009	-	-	-	-	(a)
Director	2008	-	-	-	-	-

Greyton Becker(5)	2010	-	-	-	-	(b)
Chief Financial Officer,	2009	-	-	-	-	-
Treasurer and Director	2008	-	-	-	-	-

(1)	Joseph H. Whitney is the former Chief Executive Officer, President, Treasurer and Director of Minn Shares Minnesota. He served in such capacities from June 9, 2009 through July 1, 2010.
(2)
Richard E. Gilbert has served as President, Secretary and Chairman of the Board of Directors of the Company since inception and was elected to serve as a director of Minn Shares Minnesota on June 9, 2009 and was appointed to serve as Chief Financial Officer and Secretary of Minn Shares Minnesota on such date.  On July 5, 2010, Mr. Gilbert was appointed to serve as President and Chairman of the Board of Minn Shares Minnesota. Mr. Gilbert resigned as Chief Financial Officer of Minn Shares Minnesota on August 30, 2010.

(3)	Lawrence P. Grady resigned as President, Secretary and a director of Minn Shares Minnesota on June 9, 2009.
(4)	Aaron W. Soderberg has been a director of the Company since inception and was elected to serve as a director of Minn Shares Minnesota in June of 2009.
(5)
Greyton Becker has served as Chief Financial Officer, Treasurer and a director of the Company since inception.  He was appointed to serve as Chief Financial Officer, Treasurer and a director of Minn Shares Minnesota on August 30, 2010.

       (a) In June of 2009, Aaron Soderberg received an aggregate of 100,000 shares of Common Stock with a total aggregate value of $340.00 from Paramount in exchange for services to be provided to Minn Shares Minnesota and a total of 50,000 shares of Common Stock with a total aggregate value of $170.00 from Mr. Grady, the Company’s President and Chairman of the Board prior to the change of control.

      (b) On August 30, 2010 , Greyton Becker, our Chief Financial Officer and director received an aggregate of 250,000 shares of the common stock of Minn Shares Minnesota in exchange for his services as Chief Financial Officer and director of Minn Shares Minnesota with a total aggregate value equal to $840.00.  There are no agreements in effect with respect to the issuance of these securities.

Except as described herein, the Company’s officers and directors have not received any cash or other compensation for the fiscal years ended December 31, 2009 and 2008 and we do not expect that they will receive any compensation until the consummation of an acquisition.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain members of our management for the purposes of providing services to the surviving entity.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation that our management will receive after a business combination.

The Company does not have a standing compensation committee or a committee performing similar functions, since the Board of Directors has determined not to compensate the officers and directors until such time that the Company completes a reverse merger or business combination.

Item 7.	Certain Relationships and Related Transactions and Director Independence.

  Promoters and Certain Control Persons

On June 9, 2009, in connection with a change of control of the company, Minn Shares Minnesota offered and sold an aggregate of 5,950,000 shares (the “Shares”) of its common stock to Paramount, for an aggregate purchase price of $20,000 in connection with a Stock Purchase Agreement, dated April 28, 2009. The shares then owned by Paramount represented approximately 51% of the issued and outstanding shares of the capital stock of Minn Shares Minnesota. Mr. Whitney, the former Chief Executive Officer, President and director of Minn Shares Minnesota is the sole owner of Paramount. Mr. Gilbert, our President, Secretary and a director is a consultant to Paramount.  The Shares were then transferred by Paramount in their entirety to certain individuals.  Mr. Whitney received an aggregate of 2,905,000 Shares from Paramount and Richard E. Gilbert received an aggregate of 2,905,000 Shares from Paramount in connection with services rendered to Paramount. Aaron Soderberg received an aggregate of 100,000 Shares from Paramount and 50,000 shares of Common Stock from Lawrence Grady, the President and director of Minn Shares Minnesota prior to the June 9, 2009 change in control.

The professional fees and expenses associated with the preparation and filing of the Company’s Registration Statement on Form 10, have been advanced by Paramount, as a result Paramount may be deemed to be a promoter of the Company.  As of September 30, 2010, Paramount has advanced an aggregate amount of $7,000 on behalf of the Company.  There is currently no written agreement in effect with respect to repayment of such fees and expenses, although Minn Shares Minnesota has agreed to repay such amounts upon the Company entering into a business combination transaction.

Director Independence

Our Common Stock is not quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our board of directors be independent and, therefore, the Company is not subject to any director independence requirements. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation. Under such definition, each of Mr. Gilbert and Mr. Becker would not be considered an independent director.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Item 8.	Legal Proceedings.

There are presently no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

There is currently no public market for our Common Stock. Our Common Stock is not listed on any securities exchange or inter-dealer quotation system at the present time. We are not certain whether a trading market will develop for our Common Stock, or if it develops whether the trading market will be sustained. Investors in our Common Stock must be prepared to bear the entire economic risk of an investment in our Common Stock for an indefinite period of time. The Company intends to apply for listing on a securities exchange.

Holders

As of December 10, 2010 there were 1,191,346 shares of Common Stock outstanding and approximately 151 stockholders of record.

Dividends

The Company has not paid any cash dividends since inception and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.  As a result of the 2001 Plan of Liquidations adopted by the shareholders of Minn Shares Minnesota, Minn Shares Minnesota made the following distributions to its shareholders: $153,603 in 2005, $25,004 in 2007 and $39,944 in 2009.

Securities Authorized for Issuance under Equity Compensation Plans

None.

Item 10.	Recent Sales of Unregistered Securities.

The information below lists all of our securities sold by us during the past three years, which were not registered under the Securities Act of 1933. We paid no underwriting discounts or commissions in connection with any of the following transactions.

•
On December 1, 2010, and in connection with the Reincorporation, pursuant to the Agreement and Plan of Merger, dated December 1, 2010, the Company issued an aggregate of 1,191,346 shares of Common Stock in exchange for the cancellation of 11,913,455 shares of Minn Shares Minnesota common stock issued and outstanding before the Reincorporation.  These shares were issued in connection with the Company’s Reincorporation and merger and solely for effecting a change of the Company’s domicile from the State of Minnesota to the State of Delaware, and, are therefore, exempt from registration under the Securities Act of 1933 and/or Rule 145 promulgated thereunder.

•
On August 30, 2010 , Greyton Becker, our Chief Financial Officer received an aggregate of 250,000 shares of the common stock of Minn Shares Minnesota for his services as Chief Financial Officer and director of the Company with a total aggregate value equal to $840.00.

•
On June 9, 2009, and in connection with the change of control of Minn Shares Minnesota, Minn Shares Minnesota offered and sold an aggregate of 5,950,000 shares of its common stock to Paramount, for an aggregate purchase price equal to $20,000, pursuant to the terms and conditions set forth in that certain Stock Purchase Agreement dated April 28, 2009. Minn Shares Minnesota sold these shares to an accredited investor (as defined under Rule 501(a) promulgated under the Securities Act of 1933) pursuant to a private placement and was exempt from registration under Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder. The Stock Purchase Agreement is attached hereto as Exhibit 10.1 to this registration statement.

Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising.

Item 11.	Description of Registrant’s Securities to be Registered.

Description of Capital Stock

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are shares of Common Stock and 10,000,000 are shares of Preferred Stock. As of December 10 , 2010, 1,191,346 shares of Common Stock and no (0) shares of Preferred Stock were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

The description of certain matters relating to the securities of the Company is a summary only and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to this registration statement.

Debt Securities

 None.

Warrants and Rights

 None.

Other Securities to be Registered

 None.

Item 12.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	Payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 13.	Financial Statements and Supplementary Data.

See the financial statements and related notes included in Item 15 of this registration statement.

Item 14.	Change in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and our accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15.	Financial Statements and Exhibits.

(a) Index to Financial Statements.

See the index to consolidated financial statements set forth on page F-1.

(b) Index to Exhibits.

See the exhibit index immediately following the signature page to this Form 10.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MINN SHARES INC.

Date: March 18, 2011	By:	/s/ Richard Gilbert
Richard Gilbert
President

EXHIBIT INDEX

Exhibit No.	Description

*2.1	Agreement and Plan of Merger dated December 1, 2010

*3.1	Certificate of Incorporation

*3.2	Certificate of Merger filed in Delaware

*3.3	Articles of Merger filed in Minnesota

*3.4	Bylaws

*10.1	Stock Purchase Agreement dated April 28, 2009

** 10.2	Description of oral arrangement by and between the Company and Paramount Trading Ltd. in connection with the repayment of advances made by Paramount on behalf of the Company.

*	Filed as an exhibit to the Company’s Form 10 filed on December 10, 2010 and incorporated herein by this reference.

**	Filed as an exhibit to the Company Amendment No. 1 to its Form 10 filed on February 28, 2011 and incorporated herein by reference.

Minn Shares Inc.

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors
Minn Shares Inc.
Minneapolis, Minnesota

 We have audited the accompanying balance sheets of Minn Shares Inc. as of December 31, 2008 and 2009, and the related statements of operations, shareholders’ equity (deficit), and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

 We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Minn Shares Inc. as of December 31, 2008 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no revenues, suffered recurring losses from operations and has a shareholders’ deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LURIE BESIKOF LAPIDUS & COMPANY, LLP

Minneapolis, Minnesota
December 10, 2010

Minn Shares Inc.
BALANCE SHEETS

	December 31,		September 30,
	2008	2009	2010
			(unaudited)

ASSETS

CURRENT ASSETS:
Cash	$1,817	$14,952	$157
Investment	49,073	-	-
Other receivable	-	-	1,217

TOTAL ASSETS	$50,890	$14,952	$1,374

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

LIABILITIES:

Payables	$13,634	$16,492	$16,492
Accrued expense	-	-	5,870
Due to Paramount	-	-	7,000
Total liabilities	13,634	16,492	29,362
SHAREHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding	-	-	-
Common stock, $.0001 par value; 100,000,000 shares authorized, 571,346; 1,166,346 and 1,191,346 shares issued and outstanding	57	117	119
Additional paid-in-capital	599,908	579,904	580,742
Accumulated deficit	(562,709)	(581,561)	(608,849)
Total shareholder’s equity (deficit)	37,256	(1,540)	(27,988)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$50,890	$14,952	$1,374

The accompanying notes are an integral part of these financial statements.

Minn Shares Inc.
STATEMENTS OF OPERATIONS

	Years Ended		Nine Months Ended
	December 31,		September 30,
	2008	2009	2009	2010
			(unaudited)	(unaudited)
OPERATING EXPENSES	$-	$18,852	$17,363	$27,288

NET LOSS	$-	$(18,852)	$(17,363)	$(27,288)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	571,346	907,154	819,807	1,176,785

NET LOSS PER COMMON SHARE:
Basic and diluted	$0.00	$(0.02)	$(0.02)	$(0.02)

The accompanying notes are an integral part of these financial statements.

Minn Shares Inc.
STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

	Common stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2007	571,346	$57	$599,908	$(562,709)	$37,256
Net loss	-	-	-	-	-
Balance at December 31, 2008	571,346	57	599,908	(562,709)	37,256
Issuance of common stock	595,000	60	19,940	-	20,000
Liquidating distribution	-	-	(39,944)	-	(39,944)
Net loss	-	-	-	(18,852)	(18,852)
Balance at December 31, 2009	1,166,346	117	579,904	(581,561)	(1,540)
Issuance of common stock	25,000	2	838	-	840
Net loss	-	-	-	(27,288)	(27,288)
Balance at September 30, 2010 (unaudited)	1,191,346	$119	$580,742	$(608,849)	$(27,988)

The accompanying notes are an integral part of these financial statements.

Minn Shares Inc.
STATEMENTS OF CASH FLOWS

	Years Ended		Nine Months Ended
	December 31,		September 30,
	2008	2009	2009	2010
			(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$-	$(18,852)	$(17,363)	$(27,288)
Adjustment to reconcile net loss to net cash provided (used) by operating activities:
Stock compensation expense	-	-	-	840
Changes in operating assets and liabilities:
Receivables	-	-	-	(1,217)
Payables	13,634	2,858	-	-
Accrued expense	-	-	-	5,870
Due to Paramount	-	-	-	7,000

Net cash provided (used) by operating activities	13,634	(15,994)	(17,363)	(14,795)

Cash flows from investing activities:
Proceeds from sale of investment	-	49,073	49,073	-
Net cash provided by investing activities	-	49,073	49,073	-

Cash flows from financing activities:
Proceeds from issuance of common stock	-	20,000	20,000	-
Liquidating distribution	-	(39,944)	(39,944)	-

Net cash used by financing activities	-	(19,944)	(19,944)	-

Net increase (decrease) in cash	13,634	13,135	11,766	(14,795)

Cash – beginning of period	(11,817)	1,817	1,817	14,952
Cash – end of period	$1,817	$14,952	$13,583	$157

The accompanying notes are an integral part of these financial statements.

Minn Shares Inc.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008 and 2009

1.    Organization and Significant Accounting Policies

Organization

Minn Shares Inc., a Delaware corporation (the Company) was incorporated in the State of Delaware on October 22, 2010 to effect the reincorporation of Minn Shares Inc., a Minnesota corporation (Minn Shares Minnesota) in the State of Delaware. On December 1, 2010, the Company entered into an Agreement and Plan of Merger (Merger Agreement) with Minn Shares Minnesota, pursuant to which Minn Shares Minnesota was merged with and into the Company.  Pursuant to the Merger Agreement, at the time of the merger, Minn Shares Minnesota ceased to exist and the Company continued as the surviving corporation.  On December 1, 2010, the Company issued an aggregate of 1,191,346 shares of Common Stock in exchange for the cancellation of 11,913,455 shares of Minn Shares Minnesota common stock issued and outstanding before the reincorporation. All share and per share information included in these financial statements give retroactive effect of the merger.

Minn Shares Minnesota was a corporation duly organized and existing under the laws of the State of Minnesota and had authorized capital of 20,000,000 shares, 15,000,000 of which were designated Common Stock at $.01 par value and 5,000,000 of which were undesignated. Before the merger, there were 11,913,455 shares of Common Stock issued and outstanding and no shares of Undesignated Stock were issued and outstanding.

Minn Shares Minnesota was registered under the Investment Company Act of 1940 (as amended) as a non-diversified, closed-end, management investment company in May 1993.

At a Special Meeting of Shareholders of Minn Shares Minnesota held in September 2001, the shareholders approved a Plan of Liquidation and Dissolution of Minn Shares Minnesota authorizing (a) the sale of all of the assets of Minn Shares Minnesota and the distribution to shareholders of assets remaining after payment of its debts and obligations, (b) the appointment of a liquidating agent to conduct such liquidation and distribution, (c) the deregistration of Minn Shares Minnesota under the Investment Company Act of 1940 and (d) the dissolution of Minn Shares Minnesota pursuant to the Minnesota Business Corporation Act.

Minn Shares Minnesota filed an application with the Securities and Exchange Commission in August  2001, requesting an order under section 8 (f) of the Investment Company Act of 1940 declaring that it had ceased to be an investment company. On September 27, 2001, the Securities and Exchange Commission informed Minn Shares Minnesota that it was no longer registered as an investment company under section 8 (f) of the Act.

From December 2001 through early June 2009, Minn Shares Minnesota has not engaged in any business activities other than for the purpose of collecting and distributing its assets, paying, satisfying and discharging any existing debts and obligations and doing other acts required to liquidate and wind up its business and affairs.

In 2001 Minn Shares Minnesota’s principal assets were securities that had a limited or no public trading market.  As of December 31, 2009, the Liquidating Agent had sold all of Minn Shares Minnesota’s portfolio investments and made three liquidating distributions to shareholders: 2005 - $153,603, 2007 - $25,004 and 2009 $39,944.

On June 9, 2009, Minn Shares Minnesota held an Annual Meeting of Shareholders and approved the following (a) Elected one new director, (b) Abandoned the Plan of Liquidation and Dissolution of Minn Shares Minnesota and termination of the related Liquidating Agent Agreement, (c) Revoked Minn Shares Minnesota’s dissolution proceedings pursuant to the Minnesota Business Corporation Act Section 302A.731 and (d) Approved the issuance and sale to a new investor common stock representing a majority of the outstanding shares in Minn Shares Minnesota pursuant to the Stock Purchase Agreement dated April 28, 2009.

The current business purpose of the Company is to seek the acquisition of or merger with an existing company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Minn Shares Inc.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008 and 2009

1.    Organization and Significant Accounting Policies (continued)

Income Taxes

Deferred income taxes are provided for temporary differences between the financial reporting and tax basis of assets and liabilities. Deferred taxes are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of the enactment.

In evaluating the ultimate realization of deferred income tax assets, management considers whether it is more likely than not that the deferred income tax assets will be realized. Management establishes a valuation allowance if it is more likely than not that all or a portion of the deferred income tax assets will not be utilized.  The ultimate realization of deferred income tax assets is dependent on the generation of future taxable income, which must occur prior to the expiration of the net operating loss carryforwards.

Loss Per Common Share

Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding.  Diluted loss per common share is computed by dividing net loss by weighted average number of common shares outstanding and common share equivalents.  There are no common share equivalents outstanding.

Fair Value of Financial Instruments

The carrying value of current financial assets and liabilities approximates their fair values due to their short-term nature.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standard Board (FASB) issued FASB ASC "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles". The FASB Accounting Standards Codification has become the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles (GAAP). All existing accounting standard documents are superseded by the FASB ASC and any accounting literature not included in the FASB ASC will not be authoritative. However, rules and interpretive releases of the SEC issued under the authority of federal securities laws will continue to be sources of authoritative GAAP for SEC registrants. This accounting standard is effective for interim and annual reporting periods ending after September 15, 2009. This accounting standard does not change or alter existing GAAP and, therefore, did not impact our financial position, results of operations, or cash flows.

2.     Going Concern

The Company is a shell company, has not earned any revenues from operations since 2001, suffered recurring losses from operations and has a shareholders’ deficit. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s ability to continue as a going concern is also dependent on its ability to locate a suitable target company and ultimately enter into a possible reverse merger with such company. Management’s plan includes obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances, however, there is no assurance of additional funding being available.

3.    Investments

The Company’s only investment consisted of 98,145 common shares of Humanetics and was sold during 2009 for $49,073.  The investment was originally recorded using the cost method but was subsequently reduced for other than temporary impairment.

Minn Shares Inc.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008 and 2009

4.    Other Payables

Liquidating distributions were distributed to qualified shareholders in 2005 ($153,603), 2007 ($25,004) and 2009 ($39,944).  Some shareholders did not cash/deposit their checks; as a result, new checks will be distributed to these shareholders to replace the checks that are considered non-negotiable after 180 days by the Uniform Commercial Code.

5.    Shareholders’ Equity

In 2009, the shareholders of Minn Shares Minnesota approved a plan to cancel its dissolution and accepted an offer from Paramount Trading, Ltd. (“Paramount”), a company owned by our current majority shareholder, to purchase a controlling interest in Minn Shares Minnesota.  Paramount purchased 5,950,000 shares of Minn Shares Minnesota’s common stock for $20,000. On the same date, Paramount distributed 2,905,000 of those shares to the Company’s President and director and 100,000 shares to another director of the Company. The Company’s President and director is a consultant to Paramount. The Company did not record compensation expense or a capital contribution on the distribution of such shares by Paramount since the amount is not considered material.

During 2009, a liquidating distribution of $39,944 was distributed to qualifying shareholders.

On August 30, 2010, Minn Shares Minnesota issued 250,000 common shares, having a total value of $840, to the Company’s Chief Financial Officer and director for services.

6.    Income Taxes

A reconciliation between the expected federal income tax rate and the actual tax rate is as follows:

	Years Ended December 31,
	2008	2009

Statutory income tax rate	34.0%	34.0%
State income tax, net of federal benefit	6.5	6.5
Valuation of deferred tax assets	(40.5)	(40.5)
	-%	-%

A summary of deferred tax assets and liabilities are as follows:

	December 31,
	2008	2009

Deferred tax assets:
Operating loss carryforwards	$118,126	$125,998
Capital loss carryforwards	29,713	51,172
Total deferred tax assets	147,839	177,170
Valuation allowance	(147,839)	(177,170)
Net deferred taxes	$-	$-

Deferred income tax assets have been reduced by a valuation allowance as it is more likely than not that they will not be realized. The valuation allowance increased by $29,331 for the year ended December 31, 2009.

Minn Shares Inc.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008 and 2009

6.     Income Taxes (continued)

At December 31, 2009, the Company had net operating loss carry forwards of approximately $311,000 for income tax purposes that expire starting in 2018.  The Company established a valuation allowance for the full amount of net deferred tax asset at December 31, 2009 because it cannot demonstrate that it is more likely than not that it will realize the benefit of that asset. In addition, future utilization of the available net operating loss carryforward may be limited under Internal Revenue Code Section 382 as a result of changes in ownership.

It is the Company’s practice to recognize penalties and/or interest related to income tax matters in the interest and penalties expense. There are no interest and penalties recognized in the statements of operations or accrued on the balance sheets.

The Company is subject to U.S. federal, state, or local income tax examination by tax authorities for all years for which a loss carryforward is utilized in subsequent periods.